Exhibit 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q/A (Amendment No. 1) of Poore Brothers, Inc. (the "Company") for the period ended September 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Eric J. Kufel (the Company's President and Chief Executive Officer) and Thomas W. Freeze (the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer) hereby certifies, pursuant to 18 U.S.C. Section 1850, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (i) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       By: /s/ Eric J. Kufel
                                           -------------------------------------
Dated: January 31, 2003                    Eric J. Kufel
                                           President and Chief Executive Officer


                                       By: /s/ Thomas W. Freeze
                                           -------------------------------------
Dated: January 31, 2003                    Thomas W. Freeze
                                           Senior Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary